UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNETSTUDIOS.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	134009696 (I.R.S. Employer Identification No.)

1351 4th Street, Suite 227
Santa Monica, California 90401

(Address of Principal Executive Offices and Zip Code)

Management Agreement and Settlement Agreement with Robert Maclean
Management Agreement and Settlement Agreement with Mark Rutledge
Employment Agreement and Settlement Agreement with Michael Edwards
Employment Agreement and Settlement Agreement with Nick Waddell
Employment Agreement and Settlement Agreement with Jesse Menzies
Employment Agreement and Settlement Agreement with Alex McKean
Consulting Agreement and Settlement Agreement with Livint Communications Ltd.
Consulting Agreement and Settlement Agreement with Liddington Ltd.
Consulting Agreement and Settlement Agreement with Emergent Capital Corp.
(Full title of the plan)

The President
INTERNETSTUDIOS.COM, INC.
1351 4th Street, Suite 227
Santa Monica, California 90401

(Name and address of agent for service)

888.784.6166
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Virgil Z. Hlus
Clark, Wilson, Barristers and Solicitors
#800 - 885 West Georgia Street
Vancouver, British Columbia, Canada, V6C 3H1
Telephone: 604.687.5700

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	5,720,000(2)	$1.22(1)	$6,978,400(1)	$642.01(1)

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($1.21 bid; $1.24 ask) of the common stock of InternetStudios.com, Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on December 4, 2002.

(2) Aggregate amount of our common stock issued pursuant to settlement agreements dated July 31, 2002 entered into between InternetStudios and certain of our directors, officers employees and consultants in satisfaction of compensation owed to these persons. These outstanding compensation obligations arose as a result of services provided to our company by these directors, officers, employees and consultants.

EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 5,720,000 shares of our common stock, $.0001 par value per share, issued pursuant to settlement agreements dated July 31, 2002 entered into between our company and certain of our directors, officers employees and consultants in satisfaction of compensation owed to these persons of approximately $393,684. These outstanding compensation obligations arose as a result of services provided to our company by these directors, officers, employees and consultants. These services, performed over a period of years, enabled our company to continue operations and included management, accounting and audit preparation, international business services and marketing activities. Our negotiations with these persons had been ongoing since August, 2001, and on or about January 5, 2002, we reached agreements in principle that the outstanding compensation obligations should be paid and satisfied by the issuance of shares at a deemed price of $0.0571 per share, given the closing bid price of our company's stock on December 21, 2001 of $0.029 per share. The settlement of these compensation obligations released our company from significant debt and avoided possible litigation.

Pursuant to the terms of a Management Agreement, dated April 1, 2000, between our company and each of Robert Maclean and Spray Point Consulting Limited, Mr. Maclean rendered certain services to our company and its subsidiaries, and has acted, and continues to act, as a director and officer of our company and certain of its subsidiaries. As at August 15, 2002, we owed Mr. Maclean and Spray Point a total of $115,342 in compensation for the services performed by Mr. Maclean and Spray Point for our company and its subsidiaries pursuant to the Management Agreement. Effective July 31, 2002, Robert Maclean and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. Maclean agreed to accept 2,020,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $115,342 owed to Mr. Maclean and Spray Point in full and final settlement of all claims by Mr. Maclean and Spray Point arising from the Management Agreement.

Pursuant to the terms of a Management Agreement, dated April 1, 2000, between our company, Mark Rutledge and Carraway Management Inc., Mr. Rutledge rendered certain services to our company and its subsidiaries, and has acted, and continues to act, as a director and officer of our company and certain of its subsidiaries. As at August 15, 2002, we owed Mr. Rutledge and Carraway a total of $115,342 in compensation for the services performed by Mr. Rutledge and Carraway for our company and its subsidiaries pursuant to the Management Agreement. Effective July 31, 2002, Mark Rutledge and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. Rutledge agreed to accept 2,020,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $115,342 owed to Mr. Rutledge and Carraway in full and final settlement of all claims by Mr. Rutledge and Carraway arising from the Management Agreement.

Pursuant to the terms of an Employment Agreement, dated January 1, 2001, between InternetStudios and Michael Edwards, Mr. Edwards performed certain services to our company and its subsidiaries, and has acted, and continues to act, as a senior officer of our company. As at August 15, 2002, we owed Mr. Edwards a total of $27,979 in compensation for the services performed by Mr. Edwards for our company and its subsidiaries pursuant to the Employment Agreement. Effective July 31, 2002, Michael Edwards and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. Edwards agreed to accept 490,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $27,979 owed to Mr. Edwards in full and final settlement of all claims by Mr. Edwards arising from the Employment Agreement.

Pursuant to the terms of an Employment Agreement, dated January 1, 2001, between our company and Nick Waddell, Mr. Waddell performed certain services to our company and its subsidiaries, and has acted, and continues to act, as an employee of our company. As at August 15, 2002, we owed Mr. Waddell a total of $5,710 in compensation for the services performed by Mr. Waddell for our company and its subsidiaries pursuant to the Employment Agreement. Effective July 31, 2002, Nick Waddell and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. Waddell agreed to accept 100,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $5,710 owed to Mr. Waddell in full and final settlement of all claims by Mr. Waddell arising from the Employment Agreement.

Pursuant to the terms of an Employment Agreement, dated February 1, 2001, between our company and Jesse Menzies, Mr. Menzies performed certain services to our company and its subsidiaries, and has acted, and continues to act, as an employee of our company. As at August 15, 2002, we owed Mr. Menzies a total of $2,855 in compensation for the services performed by Mr. Menzies for our company and its subsidiaries pursuant to the Employment Agreement. Effective July 31, 2002, Jesse Menzies and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. Menzies agreed to accept 50,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $5,710 owed to Mr. Menzies in full and final settlement of all claims by Mr. Menzies arising from the Employment Agreement.

Pursuant to the terms of an Employment Agreement, dated February 29, 2000, between our company and Alex McKean, Mr. McKean performed certain services to our company and its subsidiaries, and has acted, and continues to act, as an officer of our company. As at August 15, 2002, we owed Mr. McKean a total of $8,500 in compensation for the services performed by Mr. McKean for our company and its subsidiaries pursuant to the Employment Agreement. Effective July 31, 2002, Alex McKean and our company entered into a Settlement Agreement and Mutual General Release wherein Mr. McKean agreed to accept 150,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $5,710 owed to Mr. McKean in full and final settlement of all claims by Mr. McKean arising from the Employment Agreement.

Pursuant to the terms of a Consulting Agreement, dated April 1, 2001, between our company and Livint Communications Ltd., Livint performed certain consulting services to our company and its subsidiaries. As at April 1, 2001, we owed Livint a total of $27,979 in compensation for the consulting services performed by Livint for our company and its subsidiaries pursuant to the Consulting Agreement. Effective July 31, 2002, Livint and our company entered into a Settlement Agreement and Mutual General Release wherein Livint agreed to accept 490,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $27,979 owed to Livint in full and final settlement of all claims by Livint arising from the Consulting Agreement. Livint and our company have agreed that the 490,000 shares of our common stock be issued to Adrian Beeston as nominee for and on behalf of Livint. This Consulting Agreement has been extended by mutual agreement between the parties and Livint continues to be engaged as a consultant with our company.

Pursuant to the terms of a Consulting Agreement, dated February 1, 2001, between our company and Liddington Ltd., Liddington performed certain consulting services to our company and its subsidiaries. As at August 15, 2002, we owed Liddington a total of $11,420 in compensation for the consulting services performed by Liddington for our company and its subsidiaries pursuant to the Consulting Agreement. Effective July 31, 2002, Liddington and our company entered into a Settlement Agreement and Mutual General Release wherein Liddington agreed to accept 200,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $11,420 owed to Liddington in full and final settlement of all claims by Liddington arising from the Consulting Agreement. Liddington and our company have agreed that the 200,000 shares of our common stock be issued to Matthew Lechtzier as nominee for and on behalf of Liddington. This Consulting Agreement has been extended by mutual agreement between the parties and Liddington continues to be engaged as a consultant with our company.

Pursuant to the terms of a Consulting Agreement, dated February 1, 2001, between our company and Emergent Capital Corporation, Emergent performed certain consulting services to our company and its subsidiaries. As at February 1, 2001, we owed Emergent a total of $11,420 in compensation for the consulting services performed by Emergent for our company and its subsidiaries pursuant to the Consulting Agreement. Effective July 31, 2002, Emergent and our company entered into a Settlement Agreement and Mutual General Release wherein Emergent agreed to accept 200,000 shares of our common stock at a deemed price of $0.0571 per share as payment of $11,420 owed to Emergent in full and final settlement of all claims by Emergent arising from the Consulting Agreement. Emergent and our company have agreed that the 200,000 shares of our common stock be issued to Peter Tatham as nominee for and on behalf of Emergent. This Consulting Agreement has been extended by mutual agreement between the parties and Emergent continues to be engaged as a consultant with our company.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 5,720,000 "control securities" and/or "restricted securities" which have been issued, pursuant to the Settlement Agreements and Mutual General Releases between our company and each of Robert Maclean, Mark Rutledge, Michael Edwards, Nick Waddell, Jesse Menzies, Alex McKean, Adrian Beeston as nominee for and on behalf of Livint, Matthew Lechtzier as nominee for and on behalf of Liddington and Peter Tatham as nominee for and on behalf of Emergent.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to each of Robert Maclean, Mark Rutledge, Michael Edwards, Nick Waddell, Jesse Menzies, Alex McKean, Adrian Beeston as nominee for and on behalf of Livint, Matthew Lechtzier as nominee for and on behalf of Liddington and Peter Tatham as nominee for and on behalf of Emergent, as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the 1933 Act.

REOFFER PROSPECTUS

The date of this prospectus is December 4, 2002

InternetStudios.com, Inc.
1351 4th Street, Suite 227
Santa Monica, California 90401

5,720,000 Shares of Common Stock

This reoffer prospectus relates to 5,720,000 shares of our common stock may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "ISTO." On December 3, 2002, the last reported closing bid price of our common stock on such market was $1.20 per share.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

REOFFER PROSPECTUS

Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

InternetStudios.com, Inc. files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10/A (SEC file number 000-27363), filed with the Securities and Exchange Commission on February 10, 2000, including all amendments and reports for the purpose of updating such description;

2. Our Annual Report on Form 10-K, filed on July 26, 2002;

3. Our Quarterly Report on Form 10-Q, filed on August 1, 2002;

4. Our Current Report on Form 8-K, filed on August 15, 2002;

5. Our Quarterly Report on Form 10-Q, filed on August 15, 2002;

6. Our Current Report on Form 8-K, filed on August 16, 2002;

7. Our Quarterly Report on Form 10-Q, filed on November 14, 2002;

8. Our Current Report on Form 8-K, filed on November 15, 2002; and

9. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, INTERNETSTUDIOS.COM, INC. SUITE 227, 1351 4TH STREET, SANTA MONICA, CALIFORNIA 90401. OUR TELEPHONE NUMBER IS 888.784.6166.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

Summary of Risk Factors

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

(a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

(b) the fact that our ability to continue operations depend on technology and computer systems;

(c) that fact that we have suffered recurring losses from operations and have no established source of income, and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the year ended December 31, 2001;

(c) the fact we must develop a marketing program to generate any significant revenues; and

(d) the fact we expect to experience significant and rapid growth in the scope and complexity of our business as we proceed with the development of our business plan.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 10 of this reoffer prospectus.

Forward Looking Statements

This reoffer prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we", "us", "our" and "InternetStudios" mean InternetStudios.com, Inc., unless otherwise indicated.

Business of our company

Corporate History

InternetStudios.com, Inc. was incorporated in the State of Nevada on April 14, 1998 under the name The Enterprise, Inc. For a period of time, prior to December 14, 1998, we were engaged in the word processing business. We changed our name to eHealth.com, Inc. in anticipation of acquiring a license to software technology for the health industry. This acquisition was not completed. Effective September 21, 1999 we changed our name to InternetStudios.com, Inc. Since that date, InternetStudios has been in the business of providing web-based solutions for the entertainment industry. We own a proprietary online platform and database to transact film and television rights. With this technology, we have focused on the development and marketing of our website at www.onlinefilmandtvsales.com which has complete transactional capabilities for the licensing of filmed entertainment.

Our Current Business

Through our online platform, www.onlinefilmandtvsales.com, we provide an enterprise solution complete with transactional capabilities for the licensing of filmed entertainment, complementary technology to track such transactions, and relevant and timely industry data and information. This yields multiple revenue streams including:

- Hosting fees for maintaining audiovisual and ancillary marketing materials on the website;

- Customization and Licensing fees for adapting the online platform to create user specific interfaces and applications;

- Transactional fees for any product sold using our technology;

- Marketing fees for email campaigns, marketing campaigns, and co-marketing ventures for filmed entertainment product; and

- Sales revenue from content owned or brokered by InternetStudios.

Recently, we intensified our evaluation of certain business opportunities which may cause our company to alter its business plan to focus on more traditional film and television marketing activities.

We are also continuing our attempts to secure additional financing for our company. Even though market conditions remain difficult, we recently secured loans totalling $184,543 from unrelated third parties which enables us to maintain operations at a minimal level.

We are still in our infancy as a viable commercial entity and consequently our focus over the past three years has been on the identification of market needs, development of our technology and product, www.onlinefilmandtvsales.com, and the branding of our company and product. We believe that we will generate revenues over the next three fiscal years from a combination of activities generated from upgrades to our website and a focus on more traditional film and television marketing services.

The upgraded website was launched on May 28, 2002. The upgrades included expanded marketing interactive tools, improved registration functionality, greater access to production and cast credits database and improved transaction functionality whereby deal memos are generated instantaneously online. In addition, we plan to hire experienced sales and marketing personnel to develop a sales and marketing program for feature film releases. We expect to generate revenues from these marketing activities.

We anticipate that the expected growth in revenues may enable us to attract additional financing to allow us to add the needed resources to further support the growth of our operations. Despite our expectations, there are no assurances that our estimated revenue growth can be achieved. Should we be unable to achieve the anticipated revenue growth, our business and future success may be adversely affected.

Risk Factors

Much of the information included in this Registration Statement includes or is based upon estimates, projections or other "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the "safe harbor" created by those sections. When used in this document, the words "expects", "anticipates", "intends", "plans" and similar expressions are intended to identify other forward-looking statements. While such forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Form 10-K Annual Report for the year ended December 31, 2001. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

WE ARE aN EARLY Stage Company AND HAVE NOT EARNED ANY SIGNIFICANT REVENUES SINCE THE IMPLEMENTATION OF OUR WEBSITE Which Makes IT DIFFICULT TO EVALUATE WHETHER WE WILL OPERATE PROFITABLY.

We are an early stage company which is primarily involved in providing transactional capabilities for the licensing of filmed entertainment, complementary technology for tracking such transactions and industry data and information. We are involved in a relatively new business, having launched our website on May 10, 2000, and as a result, we do not have a historical record of sales and revenues nor an established business track record from the operation of our business.

To date, we have incurred regular operating losses and have no significant source of revenue. Unanticipated problems, expenses and delays are frequently encountered in ramping up sales and launching new businesses. Our ability to successfully develop our new business model and to generate significant operating revenues will depend on our ability to successfully modify our web services and to develop new marketing services.

Given our limited operating history, operating losses and other factors set out above, there can be no assurance that we will be able to achieve our goals and develop a self-sustaining business model. Management intends to raise debt and equity capital as needed on a private placement basis to finance the operating and capital requirements of our company. In addition, management expects cash flow from operations to increase over the next year. It is management's intention to continue to modify our company's business plan to focus on more traditional film and television marketing. These factors raise substantial doubt about our company's ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the December 31, 2001 audited financial statements. The future of our company will depend upon our ability to obtain adequate financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects would be materially adversely affected.

we expect to experience significant and rapid growth in the scope and complexity of our business as we proceed with the development OF OUR BUSINESS PLAN. if we are unable to hire staff to manage our operations, Our Growth Could Harm Our Future Business Results and may strain our managerial and operational resources.

As we proceed with the development of our website and other traditional services associated with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our website, manage operations, handle marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

WE MUST DEVELOP A MARKETING PROGRAM TO GENERATE ANY SIGNIFICANT REVENUES

We will be required to develop a marketing campaign that will effectively demonstrate the advantages of our website and other traditional services. We may also elect to enter into agreements or relationships with third parties regarding the promotion or marketing of our website and services. There can be no assurance that we will be able to establish adequate marketing capabilities, that we will be able to enter into marketing agreements or relationships with third parties on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing and promoting our website and other traditional services.

OUR SUCCESS IS DEPENDENT UPON THE ACCEPTANCE OF OUR COMPANY, OUR WEBSITE AND OUR BUSINESSES

Our success is dependent upon achieving significant market acceptance of our company and our website and services. We cannot guarantee that users will accept our website, or even the Internet, as a replacement for traditional sources of film and television rights transactions. Market acceptance of our website depends upon continued growth in the use of the Internet generally and, in particular, as a source of film and television rights transactions. The Internet may not prove to be a viable channel for these services. Failure to achieve and maintain market acceptance of our website would seriously harm our business.

Acceptance of our website depends on the success of our advertising, promotional and marketing efforts and the ability to continue to provide high-quality information and services to our users of our website. To date, we have not spent a considerable amount on marketing and promotional efforts. To increase awareness of our website, we expect to spend a significant amount on promotion, marketing and advertising in the future. If these expenses fail to develop an awareness of our website, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our website increases, we may not be able to increase or maintain the number of users of our website.

OUR CONTINUED OPERATIONS DEPEND ON TECHNOLOGY AND COMPUTER SYSTEMS

The markets in which we compete are characterized by rapidly changing technology, evolving technological standards in the industry, frequent new websites, services and products and changing consumer demands. Our future success will depend on our ability to adapt to these changes and to continuously improve the performance, features and reliability of our service in response to competitive services and the evolving demands of the marketplace, which we may not be able to do. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure, which might impact our ability to become or remain profitable.

Our website utilizes sophisticated and specialized network and computer technology. We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up to date. Investments in technology and future investments in upgrades and enhancements to software for such technology may not necessarily maintain our competitiveness. Our business is highly dependent upon our computer and software systems, and the temporary or permanent loss of such equipment or systems, through casualty, operating malfunction or otherwise, could have a material adverse effect upon us.

The Loss of any of OUR KEY MANAGEMENT PERSONNEL Would Have an Adverse Impact on OUR Future Development and could impair our ability to succeed.

Our performance is substantially dependent on the expertise of key management personnel, and our ability to continue to hire and retain such personnel. It may be difficult to find sufficiently qualified individuals to replace key management personnel if we were to lose any one or more of them. Accordingly, the loss of any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

SINCE OUR SHARES ARE thinly traded and trading on the OTC Bulletin board trading may be sporadic because it is not an exchange, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., you may have difficulty reselling any of our common shares.

Trading of Our Stock May Be Restricted by the SEC's Penny Stock Regulations Which May Limit a Stockholder's Ability to Buy and Sell our Stock.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WE DO NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS.

We have not declared or paid any dividends on our common stock since our inception and we do not anticipate paying any such dividends for the foreseeable future.

Use of Proceeds

We will not receive any of the proceeds from the sale of any of the 5,720,000 shares of common stock by each of Robert Maclean, Mark Rutledge, Michael Edwards, Nick Waddell, Jesse Menzies, Alex McKean, Adrian Beeston as nominee for and on behalf of Livint, Matthew Lechtzier as nominee for and on behalf of Liddington and Peter Tatham as nominee for and on behalf of Emergent.

Selling Stockholders

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholder s sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of December 4, 2002, there were 10,028,605 common shares in our capital issued and outstanding.
Selling Stockholder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options (2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Robert Maclean(4)	2,084,110	6,500	2,020,000	21%	.01%
Mark Rutledge(5)	2,083,500	6,800	2,020,000	21%	.01%
Michael Edwards(6)	491,120	Nil	490,000.05%		Nil
Nick Waddell	100,000	Nil	100,000.01%		Nil
Jesse Menzies	50,000	Nil	50,000	Nil	Nil
Alex McKean	150,000	Nil	150,000.01%		Nil
Adrian Beeston (as nominee for and on behalf of Livint)	490,000	Nil	490,000.05%		Nil
Matthew Lechtzier (as nominee for and on behalf of Liddinton)	200,000	Nil	200,000.02%		Nil
Peter Tatham (as nominee for and on behalf of Emergent)	200,000	Nil	200,000.02%		Nil

(1) Represents shares owned beneficially by each of Robert Maclean, Mark Rutledge, Michael Edwards, Nick Waddell, Jesse Menzies, Alex McKean, Adrian Beeston as nominee for and on behalf of Livint, Matthew Lechtzier as nominee for and on behalf of Liddington and Peter Tatham as nominee for and on behalf of Emergent, including shares that each has the right to acquire within 60 days of the date of this reoffer prospectus.

(2) Includes shares of our common stock underlying options granted to each of Robert Maclean and Mark Rutledge, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3) Based on 10,028,605 shares outstanding as of December 4, 2002.

(4) Mr. Maclean is currently the Chairman, Chief Executive Officer and a director of our company and has held these positions since September 1999.

(5) Mr. Rutledge is currently the Vice-Chairman, Secretary, Treasurer and a director of our company and has held these positions since September 1999.

(6) Mr. Edwards is currently our acting Chief Financial Officer. Mr. Edwards previously served as a director of our company resigning his position on May 29, 2001.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM EACH OF THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

Plan of Distribution

The selling stockholders may sell the 5,720,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price on the related options, we will not receive any proceeds from sales of any shares by the selling stockholders.

Experts

The financial statements as of December 31, 2001 are incorporated by reference in this reoffer prospectus in reliance on the report of Labonte & Co., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark, Wilson, Vancouver, British Columbia, Canada.

Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10/A (SEC file number 000-27363), filed with the Securities and Exchange Commission on February 10, 2000, including all amendments and reports for the purpose of updating such description;

2. Our Annual Report on Form 10-K, filed on July 26, 2002;

3. Our Quarterly Report on Form 10-Q, filed on August 1, 2002;

4. Our Current Report on Form 8-K, filed on August 15, 2002;

5. Our Quarterly Report on Form 10-Q, filed on August 15, 2002;

6. Our Current Report on Form 8-K, filed on August 16, 2002;

7. Our Quarterly Report on Form 10-Q, filed on November 14, 2002;

8. Our Current Report on Form 8-K, filed on November 15, 2002; and

9. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, INTERNETSTUDIOS.COM, INC. SUITE 227, 1351 4TH STREET, SANTA MONICA, CA 90401. OUR TELEPHONE NUMBER IS 888.784.6166.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our corporation. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our Bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5 Opinion of Clark, Wilson

10.1 Consulting Agreement dated April 1, 2000 between OnlineFilmSales.com, LLC and Carraway Management Inc. (incorporated by reference from our Annual Report on Form 10-K filed on April 19, 2001)

10.2 Consulting Agreement dated April 1, 2000 between OnlineFilmSales.com, LLC and Spray Point Consulting Limited (incorporated by reference from our Annual Report on Form 10-K filed on April 19, 2001)

10.3 Consulting Agreement dated February 1, 2001 between InternetStudios.com, Inc. and Emergent Capital Corporation (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.4 Consulting Agreement dated February 1, 2001 between InternetStudios.com, Inc. and Liddington Ltd. (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.5 Consulting Agreement dated April 1, 2001 between InternetStudios.com, Inc. and Livint Communications Ltd. (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.6 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Robert Maclean (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.7 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Nick Waddell (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.8 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Alex McKean (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.9 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Michael Edwards (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.10 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Livint Communications Ltd. (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.11 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Emergent Capital Corporation (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.12 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Liddington Ltd. (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.13 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Mark Rutledge (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.13 Settlement Agreement and Mutual General Release dated July 31, 2002 between InternetStudios.com, Inc. and Jesse Menzies (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 14, 2002)

10.14 Employment Agreement dated January 1, 2001 between InternetStudios.com, Inc. and Michael Edwards

10.15 Employment Agreement dated January 1, 2001 between InternetStudios.com, Inc. and Nick Waddell

10.16 Employment Agreement dated February 1, 2001 between InternetStudios.com, Inc. and Jesse Menzies

10.17 Employment Agreement dated February 29, 2000 between InternetStudios.com, Inc. and Alex McKean

23.1 Consent of Clark, Wilson (included in Exhibit 5)

23.2 Consent of Independent Auditor (Labonte & Co.)

Item 9. Undertakings.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on December 10, 2002.

INTERNETSTUDIOS.COM, INC.

/s/ Mark Rutledge
By: ___________________________________
Mark Rutledge, Vice-Chairman, Secretary,
Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark Rutledge his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert Maclean
By: ___________________________________
Robert Maclean, Chairman of the Board,
Chief Executive Officer, President and Director

/s/ Mark Rutledge
By: ___________________________________
Mark Rutledge, Vice-Chairman, Secretary,
Treasurer and Director

/s/ Michael Edwards
By: ___________________________________
Michael Edwards, Chief Financial Officer